UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934
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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

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PENWEST PHARMACEUTICALS CO.
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Contacts:	Investors:	Media:
	Mark Harnett or Laurie Connell	John Patteson
	MacKenzie Partners	Kekst and Company
	(212) 929-5500	(212) 521-4800
PENWEST URGES SHAREHOLDERS TO VOTE THE WHITE PROXY CARD TODAY AND
REJECT DISSIDENT PROPOSALS AND NOMINEES AT WEDNESDAY’S ANNUAL
MEETING
Just Announced Licensing Agreement for Opana ER® Outside U.S. is Tangible Evidence
that Penwest is Successfully Executing its Strategy to Build Shareholder Value
Leading Proxy Advisory Firms Recommend Penwest Shareholders Vote Against All
Three Dissident Proxy Proposals
DANBURY, CT, June 9, 2009 — In an open letter to shareholders leading up to the Company’s annual meeting to be held this Wednesday, June 10, 2009, Penwest Pharmaceuticals Co. (Nasdaq: PPCO) urges shareholders to vote “FOR” Penwest’s director nominees on the WHITE proxy card and “AGAINST” the proposals put forth by Tang Capital and Perceptive Life Sciences. Shareholders who have voted the dissidents’ gold proxy card can still reconsider and vote for value on the Company’s WHITE card.
The full text of the letter from Paul E. Freiman, Chairman, and Jennifer L. Good, President and Chief Executive Officer, follows:
June 9, 2009
TIME IS SHORT — YOUR VOTE IS CRITICAL
TODAY’S ANNOUNCED LICENSING AGREEMENT FOR OPANA ER® OUTSIDE U.S. IS
TANGIBLE EVIDENCE OF THE VALUE OF FOLLOWING PENWEST’S FOCUSED
STRATEGY — AND NOT PREMATURELY SHUTTING DOWN OPERATIONS
LEADING PROXY ADVISORY FIRMS RECOMMEND PENWEST SHAREHOLDERS VOTE
AGAINST ALL THREE DISSIDENT PROXY PROPOSALS
Dear Fellow Penwest Shareholder:
With our June 10 annual meeting just a couple of days away, we are writing to alert you to two important recent developments you should be aware of before voting your proxy. Time is short. If you have voted the dissidents’ gold proxy card, you can still reconsider and vote for value on the Company’s WHITE card.

NEW OPANA ER LICENSING AGREEMENT SHOWS THAT PENWEST IS FOLLOWING THE
RIGHT COURSE TO BUILD SHAREHOLDER VALUE
While Tang Capital Management and Perceptive Life Sciences continue to engage us in a costly proxy contest, we are successfully executing our focused business plan for 2009. In fact, we have just achieved with our partner Endo Pharmaceuticals our first licensing agreement for Opana ER outside the U.S., an important milestone in maximizing revenues from Opana ER — the first of our plan’s four targeted goals for 2009. This deal with Valeant Pharmaceuticals to market Opana ER in Canada, Australia and New Zealand is compelling evidence that we are pursuing the right strategy to build value for all Penwest shareholders.
As the first licensing agreement for Opana ER outside the U.S., this deal represents the achievement of one of the deliverables we committed to you as part of our plan to optimize the value of this important asset. We continue to work toward achieving additional licensing deals for Opana ER in other territories outside the U.S.
You have a clear choice to make: Give Penwest a reasonable amount of time to execute its strategy to build value — or call it quits. The dissidents’ proposed immediate wind down ignores the value of Penwest’s assets and the value the Company can create with them in the near-term. In addition, their proposed bylaw amendments could give a minority of directors veto power and control over important Board decisions and change our annual meeting to April 30, shortening the time investors have to vote on important Penwest matters and placing an undue burden on the Company.
LEADING PROXY ADVISORY FIRMS DISAGREE WITH ALL THREE DISSIDENT PROXY
PROPOSALS AND RECOMMEND THAT YOU VOTE AGAINST THEM
RiskMetrics, Glass Lewis and Proxy Governance all disagree with the dissidents’ proposed strategy to wind down the Company’s operations and have recommended that shareholders vote against the proposal. Furthermore, both RiskMetrics and Glass Lewis have supported the Company’s position by also recommending that Penwest shareholders vote against the dissidents’ proposals for supermajority Board voting and for fixing the annual meeting date at April 30.
RiskMetrics, for example, stated in its analysis:
“...we do not find there is compelling evidence that an immediate wind down of substantially all of the company’s operations is in the best interests of shareholders.”
“...we do not believe that imposing a supermajority voting threshold is necessary or advisable. We believe such a requirement has the potential to stalemate the board on important decisions...”
Our nomination of Joseph Edelman, a member of the dissident slate, shows that we are not opposed to considering alternative views. He and our other nominee, W. James O’Shea, a current director, are highly qualified. In stark contrast, the dissident nominees other than Mr. Edelman — both Tang Capital employees — lack expertise, and Tang’s questionable tactics in this proxy contest, in our view, make these people unsuitable for your Board. In fact, all three proxy advisory firms have recommended that shareholders withhold their votes from dissident nominee Andrew Levin.
Don’t allow your potential upside to be capped prematurely. Vote to give the Company time to execute our strategy, led by experienced directors with the right combination of expertise.
VOTE THE WHITE PROXY CARD TODAY
SINCE TIME IS SHORT, USE THE WHITE PROXY CARD SENT TO YOU PREVIOUSLY TO VOTE BY TELEPHONE OR BY INTERNET. YOUR BOARD URGES YOU NOT TO SIGN OR RETURN ANY GOLD OR OTHER PROXY CARD SENT TO YOU BY TANG CAPITAL OR PERCEPTIVE.
Sincerely,

Paul E. Freiman	Jennifer L. Good
Chairman	President and Chief Executive Officer
About Penwest Pharmaceuticals
Penwest is a drug development company focused on identifying and developing products that address unmet medical needs, primarily for rare disorders of the nervous system. Penwest is currently developing A0001, a coenzyme Q analog drug candidate for inherited mitochondrial respiratory chain diseases. Penwest is also applying its drug delivery technologies and drug formulation expertise to the formulation of product candidates under licensing collaborations with partners.
Penwest Forward-Looking Statements
The matters discussed herein contain forward-looking statements that involve risks and uncertainties, which may cause the actual results in future periods to be materially different from any future performance suggested herein. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words, “believes,” “anticipates,” “plans,” “expects,” “intends,” “potential,” “appears,” “estimates,” “projects,” “targets,” “may,” “could,” and similar expressions are intended to identify forward-looking statements. Important factors that could cause results to differ materially include: risks relating to the commercial success of Opana ER, including our reliance on Endo Pharmaceuticals Inc. for the commercial success of Opana ER and risks of generic competition; the need for capital; regulatory risks relating to drugs in development, including the timing and outcome of regulatory submissions and regulatory actions; uncertainty of success of collaborations; the timing of clinical trials; whether the results of clinical trials will warrant further clinical trials, warrant submission of an application for regulatory approval of, or warrant the regulatory approval of, the product that is the subject of the trial; whether the patents and patent applications owned by us will protect the Company’s products and technology; actual and potential competition; and other risks as set forth under the caption Risk

Factors in Penwest’s Annual Report on Form 10-Q filed with the Securities and Exchange Commission on May 11, 2009, which risk factors are incorporated herein by reference.
The forward-looking statements contained in this press release speak only as of the date of the statements made. Penwest disclaims any intention or obligation to update any forward-looking statements, and these statements should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this letter.
TIMERx is a registered trademark of Penwest. All other trademarks referenced herein are the property of their respective owners.
INFORMATION CONCERNING PARTICIPANTS
Information required to be disclosed with regard to the Company’s directors, director nominees, officers and employees who, under the rules of the Securities and Exchange Commission (the “SEC”), are considered to be “participants” in the Company’s solicitation of proxies from its shareholders in connection with its 2009 Annual Meeting of Shareholders (the “Annual Meeting”) may be found in the Company’s Proxy Statement for its 2009 Annual Meeting of Shareholders, as filed with the SEC on May 7, 2009 (the “2009 Proxy Statement”).
Security holders may obtain a free copy of the 2009 Proxy Statement and other documents (when available) that the Company files with the SEC at the SEC’s website at www.sec.gov. Security holders may also obtain a free copy of these documents by writing the Company at Penwest Pharmaceuticals Co., 39 Old Ridgebury Road, Suite 11, Danbury, CT 08610, attn: Corporate Secretary, or by telephoning the Company at (877) 736-9378.
We have circulated a WHITE proxy card together with our definitive proxy statement. We urge shareholders to vote FOR our nominees on the WHITE proxy card and not to sign or return a green, gold or other colored proxy card to the Company.